Exhibit 13(b)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended August 31, 2022 (the “Report”), of the Puerto Rico Residents Tax-Free Fund IV, Inc. (the “Fund”).

Javier Rubio, Leslie Highley and Jose González, of Puerto Rico Residents Tax-Free Fund IV, Inc., each certify that:

1.         This Form N-CSR filing for the Fund fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Javier Rubio
Javier Rubio
Co-President

By:	/s/ Leslie Highley
Leslie Highley
Co-President

By:	/s/ José González
José González
Treasurer

Date:	December 6, 2022